UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	February 20, 2007
Date of earliest event reported:	February 14, 2007

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd., Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2007 Annual Short-Term Incentive Program and Award Agreement

On February 14, 2007, the Executive Compensation Committee of the board of directors of OfficeMax Incorporated (the “Company”) approved the 2007 Annual Short-Term Incentive Program and the form of the 2007 Annual Incentive Award Agreement.  Annual incentive awards for the fiscal year 2007 will be granted pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”).  The committee established bonus targets that are expressed as a percentage of salary, objective performance criteria that must be met in order for bonuses to be paid, and the other terms and conditions of the awards.  If paid, these annual incentive awards are paid in cash.  The performance goals applicable to these awards are: EBIT dollars, return on sales and same location sales growth.  These goals are weighted equally.  To receive an award, participants must be employed by the Company on or before September 30 of the Plan year, must be employed by the Company for a minimum of 90 days during the Plan year and, subject to certain exceptions, must be employed by the Company at the time of award payment.  In addition, no award will be earned or paid if the Company does not have net income for the award period or the participant is performing at an unsatisfactory performance level.  The form of 2007 Annual Incentive Award Agreement is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2007 Annual Incentive Award Agreement.

2007 Long-Term Incentive Program and Restricted Stock Unit Award Agreement

One portion of the compensation to be paid to the Company’s executive officers for the fiscal year 2007 is an equity grant issued under the Plan.  On February 14, 2007, the Executive Compensation Committee of the board of directors of the Company approved the 2007 Long-Term Incentive Program and the form of the 2007 Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), under which the Company’s elected officers would be awarded restricted stock units pursuant to the Plan.  Awards of restricted stock units for the fiscal year 2007 were approved in the following amounts for the following executive officers of the Company: Sam K. Duncan, 59,300 restricted stock units; Don Civgin, 15,980 restricted stock units; Michael D. Rowsey, 19,580 restricted stock units; Ryan T. Vero, 16,470 restricted stock units; and Phillip P. DePaul, 5,650 restricted stock units.  Receipt of the restricted stock units under the RSU Award Agreement is based on the Company’s achievement of a return on net asset minimum measure for fiscal years 2007 and 2008 and a two-year cumulative EBIT measure for fiscal years 2007 and 2008, with the final amounts adjusted based on Company return on sales for fiscal years 2007 and 2008.  If paid, one half of the award will vest and be paid in February 2009 and the remaining half of the award will vest and be paid in February 2010.  Awards are paid in shares of Company common stock.  The form of the RSU Award Agreement provides that participants must be employed by the Company in order for the units to vest (subject to exceptions in certain circumstances including involuntary termination, death, disability or retirement, in which case a pro rata amount of units will vest and be paid after financial results are determined if the participant was employed with the company for a minimum of six months during fiscal years 2007 or 2008).  Units may not be sold or transferred prior to vesting.  In addition, recipients of the units do not receive dividends and do not have voting rights until the units vest.  The form of the RSU Award Agreement is filed as Exhibit 99.2 to this Report on Form 8-K and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of RSU Award Agreement.

Director Stock Compensation Plan

On February 14, 2007, the Executive Compensation Committee of the board of directors of the Company approved an amendment to the 2003 Director Stock Compensation Plan.  The amendment ceased future stock options grants under the 2003 Directors’ Stock Compensation Plan.

Director Compensation Increase

On February 15, 2007, the board of directors of the Company approved an increase in the annual equity award component of the compensation for non-employee directors from $55,000 to $75,000.  The board of directors of the Company also approved an increase in the committee chair stipend for the chair of the Executive Compensation Committee from $10,000 to $20,000.  All other components of the non-employee directors’ compensation remain unchanged.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Director Compensation Summary Sheet, which is filed as Exhibit 99.3 to this Report on Form 8-K and is incorporated herein by reference.

Salary Increases for Named Executive Officer

On February 14, 2007, the Executive Compensation Committee of the board of directors of the Company approved an increase in the annual base salaries of the named executive officers, effective in April 2007:

1.	Sam K. Duncan	$1,	000,000
2.	Don Civgin		$520,000
3.	Michael D. Rowsey		$538,000
4.	Ryan T. Vero		$518,000
5.	Phillip P. DePaul		$313,500

Item 9.01                               Financial Statements and Exhibits.

                                                (d) Exhibits.

Exhibit 99.1     Form of 2007 Annual Incentive Award Agreement

Exhibit 99.2     Form of 2007 Restricted Stock Unit Award Agreement

Exhibit 99.3     Director Compensation Summary Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 20, 2007

OFFICEMAX INCORPORATED

By	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
99.1	Form of 2007 Annual Incentive Award Agreement
99.2	Form of 2007 Restricted Stock Unit Award Agreement
99.3	Director Compensation Summary Sheet